Exhibit 10.4

EXECUTION VERSION

U.S. PLEDGE AGREEMENT

among

CIENA CORPORATION,

EACH OTHER PLEDGOR

FROM TIME TO TIME PARTY HERETO

and

BANK OF AMERICA, N.A.,

as PLEDGEE

Dated as of October 28, 2019

U.S. PLEDGE AGREEMENT

U.S. PLEDGE AGREEMENT, dated as of October 28, 2019 (as the same may be amended, restated, modified and/or supplemented from time to time, this “Agreement”), among each of the undersigned pledgors (each, a “Pledgor” and, together with any other entity that becomes a pledgor hereunder pursuant to Section 32 hereof, the “Pledgors”) and BANK OF AMERICA, N.A., as collateral agent (in such capacity, together with any successor collateral agent, the “Pledgee”), for the benefit of the Secured Parties. Certain capitalized terms as used herein are defined in Section 2 hereof.

W I T N E S S E T H:

WHEREAS, Ciena Corporation, a Delaware corporation (the “Company”, together with the Domestic Subsidiaries of the Company that are or become a U.S. Borrower pursuant to the terms of the Credit Agreement (as defined below), the “U.S. Borrowers”), Ciena Canada, Inc., a corporation incorporated under the laws of Canada (together with the other Canadian Subsidiaries of the Company that are or become a Canadian Borrower pursuant to the terms of the Credit Agreement, the “Canadian Borrowers”, and the Canadian Borrowers, together with the U.S. Borrowers, collectively, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent and collateral agent have entered into that certain ABL Credit Agreement, dated as of October 28, 2019 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed, on a several basis, to make Loans to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the U.S. Guaranty, each Pledgor has jointly and severally guaranteed to the Secured Parties the payment when due of all Guaranteed Obligations as described (and defined) therein;

WHEREAS, it is a condition precedent to the making of Loans to the Company that each Pledgor shall have executed and delivered to the Pledgee this Agreement; and

WHEREAS, each Pledgor will benefit from the incurrence of Loans by the Company;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Parties and hereby covenants and agrees with the Pledgee for the benefit of the Secured Parties as follows:

1. SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Parties to secure the prompt and complete payment and performance when due of the Obligations.

2. DEFINITIONS. (a) Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined. Reference to singular terms shall include the plural and vice versa.

(b) The following capitalized terms used herein shall have the definitions specified below:

“ABL Priority Collateral” shall have the meaning provided in the Intercreditor Agreement.

“Administrative Agent” shall have the meaning set forth in the recitals hereto.

“Adverse Claim” shall have the meaning given such term in Section 8-102(a)(1) of the UCC.

“Agreement” shall have the meaning set forth in the first paragraph hereto.

“Applicable Intercreditor Agreement” shall mean the Intercreditor Agreement, Other Intercreditor Agreement or Secured Other Letters of Credit Intercreditor Agreement, as applicable.

“Borrower” shall have the meaning set forth in the recitals hereto.

“Canadian Borrower” shall have the meaning set forth in the recitals hereto.

“Certificated Security” shall have the meaning given such term in Section 8-102(a)(4) of the UCC.

“Clearing Corporation” shall have the meaning given such term in Section 8-102(a)(5) of the UCC.

“Collateral” shall have the meaning set forth in Section 3.1 hereof.

“Collateral Accounts” shall mean any and all accounts established and maintained by the Pledgee in the name of any Pledgor to which Collateral may be credited.

“Company” shall have the meaning set forth in the recitals hereto.

“Controlling Fixed Asset Collateral Agent” shall have the meaning given such term in the Intercreditor Agreement.

“Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Discharge of Fixed Asset Obligations” shall have the meaning given such term in the Intercreditor Agreement.

“Domestic Corporation” shall have the meaning set forth in the definition of “Stock”.

“Event of Default” shall mean any Event of Default under, and as defined in, the Credit Agreement.

“Financial Asset” shall have the meaning given such term in Section 8-102(a)(9) of the UCC.

“Fixed Asset Collateral Agent” shall have the meaning given such term in the Intercreditor Agreement.

“Fixed Asset Document” shall have the meaning given such term in the Intercreditor Agreement.

“Fixed Asset Priority Collateral” shall have the meaning provided in the Intercreditor Agreement.

“Foreign Corporation” shall have the meaning set forth in the definition of “Stock”.

“Instrument” shall have the meaning given such term in Section 9-102(a)(47) of the UCC.

“Intercreditor Agreement” shall have the meaning given such term in the Credit Agreement.

“Investment Property” shall have the meaning given such term in Section 9-102(a)(49) of the UCC.

“Lenders” shall have the meaning set forth in the recitals hereto.

“Limited Liability Company Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interest in other limited liability companies), at any time owned by any limited liability company.

“Limited Liability Company Interests” shall mean the entire limited liability company membership interest at any time owned by any Pledgor in any limited liability company.

“Location” of any Pledgor shall mean such Pledgor’s “location” as determined pursuant to Section 9-307 of the UCC.

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Subsidiary” shall mean any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation S-X as in effect from time to time.

“Non-Voting Equity Interests” shall mean all Equity Interests of any Person which are not Voting Equity Interests.

“Notes” shall mean (x) all intercompany notes at any time issued to each Pledgor and (y) all other promissory notes from time to time issued to, or held by, each Pledgor (other than promissory notes issued in connection with the extensions of trade credit by any Pledgor in the ordinary course of business).

“Obligations” shall have the meaning given to such term in the Credit Agreement.

“Partnership Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interest in other partnerships), at any time owned by any general partnership or limited partnership.

“Partnership Interest” shall mean the entire general partnership interest or limited partnership interest at any time owned by any Pledgor in any general partnership or limited partnership.

“Pledge Agreement Supplement” shall mean a pledge agreement supplement, in a form reasonably satisfactory to the Pledgee and attached hereto as Exhibit A, signed and delivered to the Pledgee for the purpose of adding a Subsidiary as a party hereto pursuant to Section 32 and/or adding additional property to the Collateral.

“Pledged Limited Liability Company Interests” shall mean all Limited Liability Company Interests at any time pledged or required to be pledged hereunder.

“Pledged Notes” shall mean all Notes at any time pledged or required to be pledged hereunder.

“Pledgee” shall have the meaning set forth in the first paragraph of this Agreement.

“Pledgor” shall have the meaning set forth in the first paragraph hereof.

“Proceeds” shall have the meaning given such term in Section 9-102(a)(64) of the UCC.

“Registered Organization” shall have the meaning given such term in Section 9-102(a)(70) of the UCC.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System of the United States as from time to time in effect and any successor to all or a portion thereof.

“Securities Account” shall have the meaning given to such term in 8-501 of the UCC.

“Securities Act” shall mean the Securities Act of 1933, as amended, as in effect from time to time.

“Securities Intermediary” shall have the meaning given such term in Section 8-102(14) of the UCC.

“Security” and “Securities” shall have the meaning given such term in Section 8-102(a)(15) of the UCC and shall in any event include all Stock and all Notes.

“Security Entitlement” shall have the meaning given such term in Section 8-102(a)(17) of the UCC.

“State” shall mean any state of the United States.

“Stock” shall mean (x) with respect to corporations incorporated under the laws of the United States or any State thereof or the District of Columbia (each, a “Domestic Corporation”), all of the issued and outstanding shares of capital stock of any Domestic Corporation at any time owned by any Pledgor and (y) with respect to corporations which are not Domestic Corporations (each, a “Foreign Corporation”), all of the issued and outstanding shares of capital stock or other Equity Interests of any Foreign Corporation at any time owned by any Pledgor.

“Termination Date” shall have the meaning set forth in the U.S. Security Agreement.

“Transmitting Utility” has the meaning given such term in Section 9-102(a)(80) of the UCC.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“ULC” means an unlimited company, an unlimited liability company or an unlimited liability corporation incorporated pursuant to, or otherwise governed by, the laws of any of the provinces or territories of Canada.

“ULC Shares” shall mean shares in any ULC at any time owned or otherwise held by any Pledgor.

“Uncertificated Security” shall have the meaning given such term in Section 8-102(a)(18) of the UCC.

“U.S. Borrower” shall have the meaning set forth in the recitals hereto.

“Voting Equity Interests” of any Person shall mean all classes of Equity Interests of such Person entitled to vote.

3. PLEDGE OF SECURITIES, ETC.

3.1 Pledge. To secure the Obligations now or hereafter owed or to be performed by such Pledgor (but subject to the proviso at the end of this Section 3.1), each Pledgor does hereby grant and pledge to the Pledgee for the benefit of the Secured Parties, and does hereby create a continuing security interest in favor of the Pledgee for the benefit of the Secured Parties in, all of its right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):

(a) each of the Collateral Accounts, including any and all assets of whatever type or kind deposited by such Pledgor in any such Collateral Account, whether now owned or hereafter acquired, existing or arising, including, without limitation, all Financial Assets, Investment Property, monies, checks, drafts, Instruments, Securities or interests therein of any type or nature deposited or required by the Credit Agreement or any other Loan Document to be deposited in such Collateral Account, and all investments and all certificates and other Instruments (including depository receipts, if any) from time to time representing or evidencing the same, and all dividends, interest, distributions, cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

(b) all Securities owned or held by such Pledgor from time to time and all options and warrants owned by such Pledgor from time to time to purchase Securities, together with all rights, privileges, authority and powers of such Pledgor relating to such Securities in each such issuer or under any organizational document of each such issuer, and the certificates, instruments and agreements representing such Securities and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Securities;

(c) all Limited Liability Company Interests owned by such Pledgor from time to time and all of its right, title and interest in each limited liability company to which each such Limited Liability Company Interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Limited Liability Company Interests and applicable law:

(A) all its capital therein and its interest in all profits, income, surpluses, losses, Limited Liability Company Assets of such limited liability company and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;

(B) all other payments due or to become due to such Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C) all of its claims, rights, powers, privileges, authority, options, security interests, Liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests;

(D) all present and future claims, if any, of such Pledgor against any such limited liability company for monies loaned or advanced, for services rendered or otherwise;

(E) all of such Pledgor’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any such limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Asset of such limited liability company, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

(d) all Partnership Interests owned by such Pledgor from time to time and all of its right, title and interest in each partnership to which each such Partnership Interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Partnership Interests and applicable law:

(A) all its capital therein and its interest in all profits, income, surpluses, losses, Partnership Assets of any such partnership and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests;

(B) all other payments due or to become due to such Pledgor in respect of Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C) all of its claims, rights, powers, privileges, authority, options, security interests, Liens and remedies, if any, under any partnership agreement or operating agreement, or at law or otherwise in respect of such Partnership Interests;

(D) all present and future claims, if any, of such Pledgor against any such partnership for monies loaned or advanced, for services rendered or otherwise;

(E) all of such Pledgor’s rights under any partnership agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

(e) all Securities Accounts, Financial Assets and Investment Property owned by such Pledgor from time to time;

(f) all Security Entitlements owned by such Pledgor from time to time in any and all of the foregoing; and

(g) all Proceeds of any and all of the foregoing;

provided that (i)(x) except to the extent that such pledge is to secure a Pledgor’s guaranty of a Canadian Loan Party’s Obligations, no Voting Equity Interests of any Foreign Subsidiary which represents more than 66% of the total combined voting power of all classes of Voting Equity Interests of the respective Foreign Subsidiary shall be pledged hereunder, provided, however, that immediately upon the amendment of the Code to allow the pledge of a greater percentage of Stock in a Foreign Subsidiary without causing a repatriation (or deemed repatriation) of earnings or adverse tax consequences, the Equity Interests shall include, and the security interest granted by each Pledgor shall attach to, such greater percentage of Voting Equity Interests of each directly owned Foreign Subsidiary that is a Subsidiary of such Pledgor to secure all other Obligations and (y) each Pledgor shall be required to pledge hereunder 100% of the Non-Voting Equity Interests of each Foreign Subsidiary at any time and from time to time acquired by such Pledgor, which Non-Voting Equity Interests shall not be subject to the limitations described in the preceding clause (x) and (ii) notwithstanding anything herein to the contrary, in no event shall the security interest and lien granted under Section 3.1 hereof attach to, and the term “Collateral” (and the component terms thereof) shall not include, (x) any Equity Interests owned by any Pledgor in any Person for so long as the grant of such security interest shall constitute or result in (A) other than in the case of a Wholly-Owned Subsidiary of the Company, a breach or termination pursuant to the terms of, or a default under, any Indebtedness assumed by the Company or any of its Subsidiaries pursuant to Section 7.02(j) of the Credit Agreement or any organizational document of such Person (although the Company will use its commercially reasonable efforts to endeavor that the organizational documents of a Subsidiary do not contain a restriction on the pledge thereof), (B) if such Person is organized under the laws of any foreign jurisdiction (other than Canada or any province or territory thereof), a breach of any law or regulation which prohibits the creation of a security interest thereunder (other than to the extent that any such term specified in clause (A) or (B) above is rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other then-applicable law (including the Bankruptcy Code) or principles of equity) or (C) if such Person is organized under the laws of any foreign jurisdiction (other than Canada or any province or territory thereof), require the consent of a Governmental Authority to permit the grant of a security interest therein (and such consent has not been obtained); provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation, unenforceability, breach or termination shall no longer be effective and to the extent severable, shall attach immediately to any portion of such property or other rights that does not result in any of the consequences specified in clause (A), (B) or (C) above and (y) any Margin Stock unless the Secured Parties have made any necessary filings with the FRB in connection therewith and the Pledgors have provided the Pledgee with an executed Form FR U-1; provided further, that each applicable Pledgor shall provide to the Secured Parties notice of the existence of any Margin Stock (other than treasury stock) that would constitute Collateral absent this proviso at the time of delivery of any financial statements required to be delivered pursuant to Section 6.01(a) and 6.01(b) of the Credit Agreement and, thereafter, such Margin Stock shall constitute Collateral to the extent the Secured Parties have made such necessary filings with the FRB in connection therewith and the Pledgors have provided the Pledgee with an executed Form FR U-1.

3.2 Procedures. (a) To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by such Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto, subject to any Applicable Intercreditor Agreement, such Pledgor shall (to the extent provided below) take the following actions as set forth below (as promptly as practicable and, in any event, within 30 days after it obtains such Collateral) for the benefit of the Pledgee and the other Secured Parties:

(i) with respect to a Certificated Security (other than (x) a Certificated Security credited on the books of a Clearing Corporation or Securities Intermediary or (y) a Certificated Security issued by (A) any Foreign Subsidiary (other than a Canadian Subsidiary or a Subsidiary organized under the laws of Luxembourg or the United Kingdom) of the Company that is not a Material Subsidiary or (B) a Person that is not a Subsidiary and is organized under the laws of a foreign jurisdiction), such Pledgor shall physically deliver such Certificated Security to the Pledgee, endorsed to the Pledgee or endorsed in blank;

(ii) at any time after the Discharge of Fixed Asset Obligations, with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation or Securities Intermediary) issued by a Subsidiary of the Company (other than any Foreign Subsidiary (other than a Canadian Subsidiary or a Subsidiary organized under the laws of Luxembourg or the United Kingdom) of the Company that is not a Material Subsidiary), such Pledgor shall cause the issuer of such Uncertificated Security to duly authorize, execute, and deliver to the Pledgee, an agreement for the benefit of the Pledgee and the other Secured Parties substantially in the form of Annex H hereto (appropriately completed to the reasonable satisfaction of the Pledgee and with such modifications, if any, as shall be reasonably satisfactory to the Pledgee) pursuant to which such issuer agrees to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security originated by any other Person other than a court of competent jurisdiction (it being understood that the Pledgee shall not deliver any such instructions until after the occurrence and during the continuance of an Event of Default);

(iii) with respect to a Certificated Security, Uncertificated Security, Partnership Interest or Limited Liability Company Interest issued by a Subsidiary of the Company (other than any Foreign Subsidiary (other than a Canadian Subsidiary or a Subsidiary organized under the laws of Luxembourg or the United Kingdom) of the Company that is not a Material Subsidiary) in a Security Account or credited on the books of a Clearing Corporation or Securities Intermediary (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), such Pledgor shall promptly notify the Pledgee thereof and shall promptly use commercially reasonable efforts to take (x) all actions required (i) to comply with the applicable rules of such Clearing Corporation or Securities Intermediary and (ii) to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 9-314(a), (b) and (c), 9-106 and 8-106(d) of the UCC) and (y) such other actions as the Pledgee deems necessary or reasonably desirable to effect the foregoing;

(iv) with respect to a Partnership Interest or a Limited Liability Company Interest (other than a Partnership Interest or Limited Liability Company Interest (x) credited to a Security Account or on the books of a Clearing Corporation or Securities Intermediary or (y) issued by a (A) Foreign Subsidiary (other than a Canadian Subsidiary or a Subsidiary organized under the laws of Luxembourg or the United Kingdom) of the Company that is not a Material Subsidiary or (B) a Person that is not a Subsidiary and is organized under the laws of a foreign jurisdiction), (1) if such Partnership Interest or Limited Liability Company Interest is represented by a certificate and is a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(i) hereof, and (2) if such Partnership Interest or Limited Liability Company Interest is not represented by a certificate and is an Uncertificated Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(ii) hereof;

(v) with respect to any Note with a value equal to $3,000,000 or more, physical delivery of each such Note to the Pledgee, endorsed in blank, or, at the request of the Pledgee, endorsed to the Pledgee; and

(vi) with respect to cash proceeds from any of the Collateral described in Section 3.1 hereof upon the occurrence and continuance of an Event of Default, upon the Pledgee’s written request, (i) establishment by the Pledgee of a cash account in the name of such Pledgor over which the Pledgee shall have “control” within the meaning of the UCC and at any time any Default or Event of Default is in existence no withdrawals or transfers may be made therefrom by any Person except with the prior written consent of the Pledgee and (ii) deposit of such cash in such cash account.

(b) In addition to the actions required to be taken pursuant to Section 3.2(a) hereof, each Pledgor shall take the following additional actions, subject to any Applicable Intercreditor Agreement, with respect to the Collateral:

(i) with respect to all Collateral of such Pledgor whereby or with respect to which the Pledgee may obtain “control” thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), such Pledgor shall take all actions requested from time to time by the Pledgee as may be necessary or reasonably advisable in the reasonable judgment of the Pledgee so that “control” of such Collateral is obtained and held by the Pledgee in accordance with Section 3.2(a) hereof; provided that within 90 days after the date hereof (or such longer period as may be agreed by the Pledgee in its sole discretion), each applicable Pledgor agrees to use commercially reasonable efforts to enter into control agreements with the relevant account bank with respect to each Securities Account that is subject to a control agreement pursuant to the Credit Agreement which control agreements shall (i) name each of the Pledgee and Bank of America, N.A. as secured parties and (ii) replace the existing control agreement with respect to such Securities Account; and

(ii) each Pledgor shall cause, and hereby authorizes the Pledgee to cause, appropriate financing statements (on appropriate forms) under the Uniform Commercial Code as in effect in the various relevant States, covering all Collateral hereunder (with the form of such financing statements to be reasonably satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee’s security interest in all Investment Property and other Collateral which can be perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant States, including, without limitation, Section 9-312(a) of the UCC) is so perfected. Notwithstanding the foregoing, if reasonably requested by any Pledgor, the Pledgee shall, at such Pledgor’s expense, make such filings as may be reasonably requested to evidence that the security interests hereunder do not attach to any property that is excluded from the Collateral pursuant to the proviso in Section 3.1 hereof.

3.3 Subsequently Acquired Collateral. If any Pledgor shall acquire (by purchase, stock dividend, distribution or otherwise) any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, such Pledgor will thereafter take (or cause to be taken) all action (as promptly as practicable and, in any event, within 30 days after it obtains such Collateral) with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and will (i) with respect to any Collateral other than Equity Interests issued by (A) a Foreign Subsidiary (other than a Canadian Subsidiary or a Subsidiary organized under the laws of Luxembourg or the United Kingdom) of the Company that is not a Material Subsidiary or (B) a Person that is not a Subsidiary and is organized under the laws of a foreign jurisdiction, promptly thereafter deliver to the Pledgee a certificate executed by an authorized officer of such Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Parties) hereunder and (ii) promptly thereafter (or in the case of any Equity Interests issued by (A) a Foreign Subsidiary (other than a Canadian Subsidiary or a Subsidiary organized under the laws of Luxembourg or the United Kingdom) of the Company that is not a Material Subsidiary or (B) a Person that is not a Subsidiary and is organized under the laws of a foreign jurisdiction, at the time of delivery of any financial statements required to be delivered pursuant to Section 6.01(a) or 6.01(b) of the Credit Agreement) deliver to the Pledgee supplements to Annexes A through G hereto as are necessary to cause such Annexes to be complete and accurate at such time. Without limiting the foregoing, each Pledgor shall be required to pledge hereunder in accordance with the terms hereof the Equity Interests of any Foreign Subsidiary at any time and from time to time after the date hereof acquired by such Pledgor, provided that (x) any such pledge of Voting Equity Interests of any Foreign Subsidiary shall be subject to the provisions of clause (x) of the proviso to Section 3.1 hereof and (y) each Pledgor shall be required to pledge hereunder 100% of the Non-Voting Equity Interests of each Foreign Subsidiary at any time and from time to time acquired by such Pledgor.

3.4 Transfer Taxes. Each pledge of Collateral under Section 3.1 or Section 3.3 hereof shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.

3.5 Certain Representations and Warranties Regarding the Collateral. Each Pledgor represents and warrants that on the date hereof: (i) each Subsidiary of such Pledgor, and the direct ownership thereof, is listed in Annex B hereto; (ii) the Stock (and any warrants or options to purchase Stock) of each Subsidiary held by such Pledgor consists of the number and type of shares of the stock (or warrants or options to purchase any stock) of the corporations as described in Annex C hereto; (iii) such Stock referenced in clause (ii) of this paragraph constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex C hereto; (iv) the Notes with a value equal to $1,000,000 or more held by such Pledgor consist of the promissory notes described in Annex D hereto where such Pledgor is listed as the lender; (v) the Limited Liability Company Interests of each Subsidiary held by such

Pledgor consist of the number and type of interests of the Persons described in Annex E hereto; (vi) each such Limited Liability Company Interest referenced in clause (v) of this paragraph constitutes that percentage of the issued and outstanding equity interest of the issuing Person as set forth in Annex E hereto; (vii) the Partnership Interests of each Subsidiary held by such Pledgor consist of the number and type of interests of the Persons described in Annex F hereto; (viii) each such Partnership Interest referenced in clause (vii) of this paragraph constitutes that percentage or portion of the entire partnership interest of the issuing Person as set forth in Annex F hereto; (ix) the exact address of each chief executive office of such Pledgor is listed on Annex G hereto; and (x) such Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annexes C through F hereto.

3.6 Conflicts with Foreign Pledge Agreements. To the extent that there is any overlap between, or conflict with, the provisions of this Agreement and any Foreign Pledge Agreement, such Foreign Pledge Agreement shall prevail with respect only to (i) any provision relating to the pledged collateral described in and covered under such Foreign Pledge Agreement and (ii) any provision where adherence to the law governing such Foreign Pledge Agreement is required for such Foreign Pledge Agreement to be enforceable in accordance with its terms.

4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

5. VOTING, ETC., WHILE NO EVENT OF DEFAULT OR SPECIFIED DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default, each Pledgor shall be entitled to exercise any and all voting and other rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate, or result in a breach of any covenant contained in, any of the terms of any Loan Document, or in a manner adverse to the interests of the Pledgee or any other Secured Party in the Collateral in any material respect, unless permitted by the terms of the Loan Documents. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease following written notice from the Pledgee in case an Event of Default has occurred and is continuing (provided that no such notice shall be required if any Event of Default under Section 8.01(f) of the Credit Agreement has occurred and is continuing), and Section 7 hereof shall become applicable.

6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing an Event of Default and following written notice from the Pledgee (provided that no such notice shall be required if any Event of Default under Section 8.01(f) of the Credit Agreement has occurred and is continuing), all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the respective Pledgor. The Pledgor shall be entitled to receive directly, subject to the other terms of this Agreement:

(i) all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash dividends other than as set forth above) paid or distributed by way of dividend or otherwise in respect of the Collateral;

(ii) all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash subject to the first sentence of this Section 6) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(iii) all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization.

All cash dividends, cash distributions or other cash payments which are received by any Pledgor contrary to the provisions of this Section 6 or Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be promptly paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

7. REMEDIES IN CASE OF AN EVENT OF DEFAULT. If there shall have occurred and be continuing an Event of Default, then and in every such case, subject to any Applicable Intercreditor Agreement, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Loan Document or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the UCC as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

(i) Following written notice to such Pledgor (provided that no such notice shall be required if any Event of Default under Section 8.01(f) of the Credit Agreement has occurred and is continuing), to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to such Pledgor;

(ii) to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;

(iii) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

(iv) to appoint by instrument in writing a receiver (which term as used in this Agreement includes a receiver and manager) or agent of all or any part of the Collateral and remove or replace from time to time any receiver or agent;

(v) to institute proceedings in any court of competent jurisdiction for the appointment of a receiver of all or any part of the Collateral;

(vi) to vote (and exercise all rights and powers in respect of voting) all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);

(vii) at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or, notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise purchase or dispose (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided at least 10 days’ written notice of the time and place of any such sale shall be given to the respective Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security or the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Parties may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Party shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

(viii) to set off any and all Collateral against any and all Obligations, and to withdraw any and all cash or other Collateral from any and all Collateral Accounts and to apply such cash and other Collateral to the payment of any and all Obligations.

8. REMEDIES, CUMULATIVE, ETC. Each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Loan Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Party of any one or more of the rights, powers or remedies provided for in this Agreement or any other Loan Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Party of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Party to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Party to any other or further action in any circumstances without notice or demand. The Secured Parties agree that this Agreement may be enforced only by the action of the Pledgee, acting upon the instructions of the Required Lenders, and that no other Secured Party shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Parties upon the terms of this Agreement and the other Collateral Documents.

9. RECEIVER’S POWERS. (a) Any receiver appointed by the Pledgee pursuant to Section 7 hereof is vested with the rights and remedies which could have been exercised by the Pledgee in respect of any Pledgor or the Collateral and such other powers and discretions as are granted in the instrument of appointment and any supplemental instruments. The identity of the receiver, its replacement and its remuneration are within the sole and unfettered discretion of the Pledgee.

(b) Any receiver appointed by the Pledgee pursuant to Section 7 hereof will act as agent for the Pledgee for the purposes of taking possession of the Collateral, but otherwise and for all other purposes (except as provided below), as agent for the Pledgors. The receiver may sell, lease, or otherwise dispose of Collateral in accordance with the terms hereof as agent for the Pledgors or as agent for the Pledgee as the Pledgee may determine in its discretion. Each Pledgor agrees to ratify and confirm all actions of the receiver acting as agent for such Pledgor so long as such actions are taken in accordance with the terms hereof.

(c) The Pledgee, in appointing or refraining from appointing any receiver, does not incur liability to the receiver, the Pledgors or otherwise and is not responsible for any misconduct or negligence of such receiver except to the extent resulting from the gross negligence or willful misconduct of the Pledgee (as determined by a court of competent jurisdiction in a final and non-appealable decision) (it being agreed that appointing or refraining to appoint any receiver in the reasonable judgment of the Pledgee’s or based on the advice of advisors or counsel shall not constitute gross negligence or willful misconduct).

10. ULC SHARES. (a) Notwithstanding anything else contained in this Agreement or any other document or agreement among all or some of the parties hereto, each Pledgor is the sole registered and beneficial owner of all its Collateral that is ULC Shares and will remain so until such time as such ULC Shares are effectively transferred into the name of the Pledgee, any of the Secured Parties, or any nominee of the foregoing or any other Person on the books and records of such ULC. Accordingly, such Pledgor shall be entitled to receive and retain for its own account any dividend on or other distribution, if any, in respect of ULC Shares that are Collateral and shall have the right to vote such ULC Shares and to control the direction, management and policies of any ULC to the same extent as such Pledgor would if such ULC Shares were not pledged to the Pledgee for the benefit of the Secured Parties pursuant hereto.

Nothing in this Agreement or any other document or agreement among all or some of the parties hereto is intended to, and nothing in this Agreement or any other document or agreement among all or some of the parties hereto shall, constitute the Pledgee, any of the Secured Parties or any Person other than a Pledgor, a member of any ULC for the purposes of Companies Act (Nova Scotia), the Business Corporations Act (British Columbia), the Business Corporations Act (Alberta) or any other applicable legislation until such time as notice is given to such Pledgor and further steps are taken hereunder or thereunder so as to register the Pledgee, any of the Secured Parties or any nominee of the foregoing, as specified in such notice, as the holder of shares of such ULC. To the extent any provision hereof would have the effect of constituting the Pledgee or any of the Secured Parties a member of a ULC prior to such time, such provision shall be severed herefrom and ineffective with respect to Collateral that is shares of such ULC without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral that is not shares of such ULC.

(b) Except upon the exercise of rights to sell or otherwise dispose of Collateral that is ULC Shares if there shall have occurred and be continuing an Event of Default, no Pledgor shall cause or permit, or enable any ULC in which it holds ULC Shares that are Collateral to cause or permit, the Pledgee or any other Secured Party to: (a) be registered as a shareholder or member of a ULC; (b) have any notation entered in its favour in the share register of a ULC; (c) be held out as a shareholder or member of a ULC; (d) receive, directly or indirectly, any dividends, property or other distributions from a ULC by reason of the Pledgee or any other Secured Party holding a security interest in a ULC or ULC Shares; or (e) act as a shareholder or member of a ULC, or exercise any rights of a shareholder or member including the right to attend a meeting of, or to vote the shares of, a ULC.

11. APPLICATION OF PROCEEDS. (a) Subject to any Applicable Intercreditor Agreement, all monies collected by the Pledgee upon any sale or other disposition of, any collection from, or other realization upon all or any part of, the Collateral (whether or not expressly characterized as such) in connection with the exercise of its rights and remedies in accordance with this Agreement, together with all other monies received by the Pledgee hereunder, shall be applied in the manner provided in Section 5.4 of the U.S. Security Agreement.

(b) It is understood and agreed that each Pledgor shall remain jointly and severally liable with respect to the Obligations to the extent of any deficiency between the amount of the proceeds of the Collateral pledged by it hereunder and the aggregate amount of the Obligations.

(c) It is understood and agreed by each Pledgor and each Secured Party that the Pledgee shall have no liability for any determinations made by it in this Section 11, in each case except to the extent resulting from the gross negligence or willful misconduct of the Pledgee (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Pledgor and each Secured Party also agrees that the Pledgee may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof, and the Pledgee shall be entitled to wait for, and may conclusively rely on, any such determination.

12. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making such sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

13. INDEMNITY. The parties hereto agree that the terms of Section 10.04 of the Credit Agreement are incorporated herein by reference, mutatis mutandis. If and to the extent that the obligations of any Pledgor under this Section 13 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The indemnity obligations of each Pledgor contained in this Section 13 shall continue in full force and effect notwithstanding the Payment in Full of the Obligations.

14. PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER. (a) Nothing herein shall be construed to make the Pledgee or any other Secured Party liable as a member of any limited liability company or as a partner of any partnership and neither the Pledgee nor any other Secured Party by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of Collateral consisting of a Limited Liability Company Interest or a Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Party, any Pledgor and/or any other Person.

(b) Except as provided in the last sentence of paragraph (a) of this Section 14, the Pledgee, by accepting this Agreement, did not intend to become a member of any limited liability company or a partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor, any limited liability company, partnership and/or any other Person either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and the Secured Parties shall assume none of the duties, obligations or liabilities of a member of any limited liability company or as a partner of any partnership or any Pledgor except as provided in the last sentence of paragraph (a) of this Section 14.

(c) The Pledgee and the other Secured Parties shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.

(d) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Party to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

15. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that it will, at such Pledgor’s own expense, file and refile, or cause to be filed or refiled, under the UCC or other applicable law such financing statements, continuation statements and other documents, in form reasonably acceptable to the Pledgee, in such offices as the Pledgee (acting on its own or on the instructions of the Required Lenders) may reasonably deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee’s security interest in the Collateral hereunder and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral (including, without limitation, financing statements which list the Collateral specifically and/or “all assets” as collateral) without the signature of such Pledgor where permitted by law, in such offices as the Pledgee may reasonably deem necessary or advisable or wherever required or permitted by law in order to perfect and preserve the Pledgee’s security interest in the Collateral hereunder and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder.

(b) Each Pledgor hereby constitutes and appoints the Pledgee its true and lawful attorney-in-fact, irrevocably, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee’s discretion, to act, require, demand, receive and give acquittance for any and all monies and claims for monies due or to become due to such Pledgor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.

16. THE PLEDGEE AS COLLATERAL AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood, acknowledged and agreed by each Secured Party that by accepting the benefits of this Agreement each such Secured Party acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Section 9 of the Credit Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Section 9 of the Credit Agreement. Notwithstanding the foregoing, the Controlling Fixed Asset Collateral Agent has agreed pursuant to Section 5.04 of the Intercreditor Agreement to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees), as collateral agent and as bailee for the Pledgee.

17. TRANSFER BY THE PLEDGORS. Subject to any Applicable Intercreditor Agreement, except as permitted by the terms of the Loan Documents prior to the Termination Date, no Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein.

18. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. (a) Each Pledgor represents, warrants and covenants as to itself and each of its Subsidiaries that:

(i) it is the legal, beneficial and record owner of, and has good and marketable title to, all of its Collateral consisting of one or more Securities, Partnership Interests and Limited Liability Company Interests and that it has sufficient interest in all of its Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, Lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the Liens and security interests created by this Agreement or permitted under the Loan Documents);

(ii) it has full power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;

(iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law);

(iv) except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority is required to be obtained by such Pledgor (which has not been obtained or made) in connection with (a) the execution, delivery or performance of this Agreement by such Pledgor, (b) the validity or enforceability of this Agreement against such Pledgor, (c) the perfection of the Pledgee’s security interest in such Pledgor’s Collateral or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

(v) neither the execution, delivery or performance by such Pledgor of this Agreement, nor compliance by it with the terms and provisions hereof nor the consummation of the transactions contemplated hereby: (i) will contravene any provision of any applicable law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court, arbitrator or governmental instrumentality, domestic or foreign, applicable to such Pledgor; (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien

(except pursuant to the Collateral Documents) upon any of the properties or assets of such Pledgor or any of its Subsidiaries pursuant to the terms of any indenture, lease, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or other instrument to which such Pledgor or any of its Subsidiaries is a party or is otherwise bound, or by which it or any of its properties or assets is bound or to which it may be subject; or (iii) will violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation or limited liability company agreement (or equivalent organizational documents), as the case may be, of such Pledgor or any of its Subsidiaries;

(vi) all of such Pledgor’s Collateral (consisting of Securities, Limited Liability Company Interests and Partnership Interests) of any Subsidiary has been duly and validly issued, and in the case of any Stock of a Domestic Corporation is fully paid and non-assessable and is subject to no options to purchase or similar rights;

(vii) each of such Pledgor’s Pledged Notes constitutes, or when executed by the obligor that is a Subsidiary thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law); and

(viii) the security interests created under this Agreement (when executed and delivered by all parties hereto) are effective to create in favor of the Pledgee, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all right, title and interest of the Pledgors in all of the Collateral, and when proper UCC financing statements have been filed in the appropriate filing offices against each Pledgor and the Pledgee has obtained “control” (within the meaning of the UCC) of the Collateral, the Pledgee, for the benefit of the Secured Parties, shall have a perfected security interest in all Collateral to the extent such security interest can be perfected by filing a UCC financing statement under the UCC or by the Pledgee having “control” of the Collateral, subject to no security interests of any other Person (other than Permitted Liens, subject to the terms of any Applicable Intercreditor Agreement).

(b) Each Pledgor covenants and agrees that it will defend the Pledgee’s right, title and security interest in and to such Pledgor’s Collateral and the proceeds thereof against the claims and demands of all persons whomsoever (other than Permitted Liens); and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee by such Pledgor as Collateral hereunder as provided herein and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Parties.

19. LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY); JURISDICTION OF ORGANIZATION; LOCATION; ORGANIZATIONAL IDENTIFICATION NUMBERS; FEDERAL EMPLOYER IDENTIFICATION NUMBERS; CHANGES THERETO; ETC. As of

the date hereof, the exact legal name of each Pledgor, the type of organization of such Pledgor, whether or not such Pledgor is a Registered Organization, the jurisdiction of organization of such Pledgor, such Pledgor’s Location, the organizational identification number (if any) of each Pledgor, the Federal Employer Identification Number (if any) and whether or not such Pledgor is a Transmitting Utility, is listed on Annex A hereto for such Pledgor. No Pledgor shall change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, or its organizational identification number (if any) or its Federal Employer Identification Number (if any), except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Loan Documents and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) any Pledgor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Pledgee not less than 10 days’ prior written notice of each change to the information listed on Annex A (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex A which shall correct all information contained therein for such Pledgor, and (ii) in connection with the respective change or changes, it shall have taken all action reasonably requested by the Pledgee to maintain the security interests of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that any Pledgor does not have an organizational identification number on the date hereof and later obtains one, such Pledgor shall promptly thereafter deliver a notification to the Pledgee of such organizational identification number and shall take all actions reasonably satisfactory to the Pledgee to the extent necessary to maintain the security interest of the Pledgee in the Collateral intended to be granted hereby fully perfected and in full force and effect.

20. PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than termination of this Agreement pursuant to Section 22 hereof), including, without limitation:

(i) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any Loan Document (other than this Agreement in accordance with its terms), or any other instrument or agreement referred to therein, or any assignment or transfer thereof;

(ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement (other than a waiver consent or extension with respect to this Agreement in accordance with its terms);

(iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee;

(iv) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or

(v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

21. SALE OF COLLATERAL WITHOUT REGISTRATION. (a) If an Event of Default shall have occurred and be continuing and any Pledgor shall have received from the Pledgee a written request or requests that such Pledgor cause any registration, qualification or compliance under any federal or state securities law or laws to be effected with respect to all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests, such Pledgor as soon as practicable and at its expense will use its best efforts to cause such registration to be effected (and be kept effective) and will use its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests, including, without limitation, registration under the Securities Act, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other governmental requirements; provided, that the Pledgee shall furnish to such Pledgor such information regarding the Pledgee as such Pledgor may request in writing and as shall be required in connection with any such registration, qualification or compliance. Each Pledgor will cause the Pledgee to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars and other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify, to the extent permitted by law, the Pledgee and all other Secured Parties participating in the distribution of such Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by the Pledgee or such other Secured Party expressly for use therein.

(b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests pursuant to Section 7 hereof, and such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.

22. TERMINATION; RELEASE. (a) On the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 13 hereof shall survive any such termination) and the Pledgee, at the request and expense of such Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments (including UCC termination statements) acknowledging the satisfaction and termination of this Agreement (including, without limitation, UCC termination statements and instruments of satisfaction, discharge and/or reconveyance), and will duly release from the security interest created hereby and assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee or any of its sub-agents hereunder and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its sub-agents hereunder and, with respect to any Collateral consisting of an Uncertificated Security issued by a Subsidiary of the Company (other than an Uncertificated Security credited on the books of a Clearing Corporation or Securities Intermediary), a termination of the agreement relating thereto executed and delivered by the issuer of such Uncertificated Security pursuant to Section 3.2(a)(ii) or by the respective partnership or limited liability company pursuant to Section 3.2(a)(iv)(2).

(b) In the event that any part of the Collateral is sold or otherwise disposed of (to a Person other than a Loan Party) at any time prior to the Termination Date, in connection with a sale or disposition permitted by Section 7.05 of the Credit Agreement, or is otherwise released pursuant to the Credit Agreement, and the proceeds of such sale or disposition (or from such release) are applied in accordance with the terms of the Credit Agreement to the extent required to be so applied, the Pledgee, at the request and expense of such Pledgor, will duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or otherwise disposed of, or released, and as may be in the possession of the Pledgee (or, in the case of Collateral held by any sub-agent designated pursuant to Section 4 hereof, such sub-agent) and has not theretofore been released pursuant to this Agreement. Furthermore, upon the release of any U.S. Guarantor from the U.S. Guaranty in accordance with the provisions thereof, such Pledgor (and the Collateral at such time assigned or pledged by the respective Pledgor pursuant hereto) shall be released from this Agreement. In the case of any such sale or disposition of any property constituting Collateral in a transaction permitted pursuant to Section 7.05 of the Credit Agreement, the Liens created by this Agreement on such Collateral shall be automatically released without need for further action by any Person.

(c) At any time that any Pledgor desires that the Pledgee deliver any release or such other documentation as provided in the foregoing Section 22(a) or (b), such Pledgor shall deliver to the Pledgee (and the relevant sub-agent, if any, designated pursuant to Section 4 hereof) a certificate signed by a Responsible Officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to Section 22(a) or (b) hereof. At any time that the Company or the respective Pledgor desires that a U.S. Guarantor which has been released from the U.S. Guaranty be released hereunder as provided in the penultimate sentence of Section 22(b), it shall deliver to the Pledgee a certificate signed by a Responsible Officer of the Company and the respective Pledgor stating that the release of the respective Pledgor (and its Collateral) is permitted pursuant to such Section 22(b).

(d) The Pledgee shall have no liability whatsoever to any other Secured Party as the result of any release of Collateral by it in accordance with, or which the Pledgee in good faith believes to be in accordance with, this Section 22.

23. NOTICES, ETC. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telecopy or courier service and all such notices and communications shall, when mailed, telecopied or sent by courier, be effective when deposited in the mails, delivered to the overnight courier, or sent by telecopier, except that notices and communications to the Pledgee or any Pledgor shall not be effective until received by the Pledgee or such Pledgor, as the case may be. All notices and other communications shall be in writing and addressed as follows:

(a) if to any Pledgor, at:

c/o Ciena Corporation

7035 Ridge Road

Hanover, Maryland 21076

Attention: Treasurer’s Office

Facsimile: (410) 865-8001

with a copy to:

7035 Ridge Road

Hanover, Maryland 21076

Attention: General Counsel’s Office

Facsimile:

(b) if to the Pledgee, at:

Bank of America, N.A.

GA7-293-08-01

300 Galleria Parkway, Suite 800

Atlanta, GA 30339

Attention:

Telephone:

Telecopier:

Electronic Mail:

or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

24. WAIVER; AMENDMENT. Except as provided in Sections 32 and 34 hereof and Section 10.01 of the Credit Agreement, none of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever.

25. SUCCESSORS AND ASSIGNS. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 22 hereof, (ii) be binding upon each Pledgor, its successors and assigns; provided, however, that no Pledgor shall assign any of its rights or obligations hereunder without the prior written consent of the Pledgee, and (iii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee, the other Secured Parties and their respective successors, transferees and assigns. All agreements, statements, representations and warranties made by each Pledgor herein or in any certificate or other instrument delivered by such Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents regardless of any investigation made by the Secured Parties or on their behalf.

26. HEADINGS DESCRIPTIVE. The headings of the several Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

27. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE PLEDGEE, ANY SECURED PARTY OR ANY RELATED PARTY THEREOF IN ANY WAY RELATING TO THIS AGREEMENT, ANY OTHER COLLATERAL DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT SHALL AFFECT ANY RIGHT THAT THE PLEDGEE OR ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT AGAINST ANY PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 23. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

28. PLEDGOR’S DUTIES. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Pledgor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Pledgee shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, except for the safekeeping of Collateral actually in Pledgee’s possession, nor shall the Pledgee be required or obligated in any manner to perform or fulfill any of the obligations of any Pledgor under or with respect to any Collateral.

29. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Pledgee.

30. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

31. RECOURSE. This Agreement is made with full recourse to each Pledgor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of such Pledgor contained herein and in the other Loan Documents and otherwise in writing in connection herewith or therewith.

32. ADDITIONAL PLEDGORS. It is understood and agreed that any Wholly-Owned Domestic Subsidiary of the Company that is required to become a party to this Agreement after the date hereof pursuant to the requirements of the Credit Agreement shall become a Pledgor hereunder by (x) executing a counterpart hereof, a Joinder Agreement or a Pledge Agreement Supplement in the form attached hereto as Exhibit A, and delivering the same to the Pledgee (provided such Pledge Agreement Supplement shall not require the consent of any Pledgor), (y) delivering supplements to Annexes A through G hereto as are necessary to cause such annexes to be complete and accurate with respect to such additional Pledgor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and with all documents and actions required above to be taken to the reasonable satisfaction of the Pledgee and upon such execution and delivery, such Subsidiary shall constitute a Pledgor hereunder.

33. LIMITED OBLIGATIONS. It is the desire and intent of each Pledgor and the Secured Parties that this Agreement shall be enforced against each Pledgor to the fullest extent permissible under the laws applied in each jurisdiction in which enforcement is sought. Notwithstanding anything to the contrary contained herein, in furtherance of the foregoing, it is noted that the obligations of each Pledgor constituting a U.S. Guarantor have been limited as (and to the extent) provided in the U.S. Guaranty.

34. FIXED ASSET PRIORITY COLLATERAL. Notwithstanding anything herein to the contrary, prior to the Discharge of Fixed Asset Obligations, the requirements under this Agreement to deliver or grant control over Fixed Asset Priority Collateral to the Pledgee, or to give any notice to any Person or in respect of the provision of voting rights or the obtaining of any consent of any Person, in each case in connection with any Fixed Asset Priority Collateral, shall be deemed satisfied if the Pledgors comply with the requirements of the similar provision of the applicable Fixed Asset Document. Until the Discharge of Fixed Asset Obligations, the delivery of any Fixed Asset Priority Collateral to the Controlling Fixed Asset Collateral Agent pursuant to the applicable Fixed Asset Documents as bailee for the Pledgee shall satisfy any delivery requirement hereunder or under any other Loan Document.

35. INTERCREDITOR AGREEMENT. This Agreement and the other Loan Documents are subject to the terms and conditions set forth in any Applicable Intercreditor Agreement in all respects and, in the event of any conflict between the terms of any Applicable Intercreditor Agreement, and this Agreement, the terms of such Applicable Intercreditor Agreement shall govern. Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Pledgee pursuant to any Loan Document and the exercise of any right or remedy in respect of the Collateral by the Pledgee (or any Secured Party) hereunder or under any other Loan Document are subject to the provisions of any Applicable Intercreditor Agreement and in the event of any conflict between the terms of such Applicable Intercreditor Agreement, this Agreement and any other Loan Document, the terms of such Applicable Intercreditor Agreement shall govern and control with respect to the exercise of any such right or remedy. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, no U.S. Loan Party shall be required hereunder or under any Loan Document to take any action with respect to the Collateral that is inconsistent with the provisions of any Applicable Intercreditor Agreement.

36. RELEASE OF PLEDGORS.

At any time all of the Equity Interests of any Pledgor owned by the Company or any other Pledgor are sold (to a Person other than the Company or any of its Subsidiaries) in a transaction permitted pursuant to the Credit Agreement, then such Pledgor shall be released as a Pledgor pursuant to this Agreement without any further action hereunder (it being understood that the sale of all of the Equity Interests in any Person that owns, directly or indirectly, all of the Equity Interests in any Pledgor shall be deemed to be a sale of all of the Equity Interests in such Pledgor for purposes of this Section), and upon the reasonable request of the Company and at the expense of the Pledgors, the Pledgee is authorized and directed, and hereby agrees, to execute and deliver such instruments of release as are reasonably requested by the Pledgor to evidence the release of such Pledgor. At any time that the Company desires that a Pledgor be released from this Agreement as provided in this Section 36, the Company shall deliver to the Pledgee a certificate signed by a Responsible Officer of the Company stating that (i) the transaction is permitted pursuant to the Credit Agreement and (ii) the release of the respective Pledgor is permitted pursuant to this Section 36. The Pledgee shall have no liability whatsoever to any other Secured Party as a result of the release of any Pledgor by it in accordance with, or which it believes to be in accordance with, this Section 36.

* * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

PLEDGORS:
CIENA CORPORATION CIENA COMMUNICATIONS, INC. CIENA GOVERNMENT SOLUTIONS, INC. BLUE PLANET SOFTWARE, INC.

By:	/s/ Jiong Liu
Name: Jiong Liu
Title: Vice President and Treasurer

PLEDGOR:
CIENA COMMUNICATIONS INTERNATIONAL, LLC

By:	/s/ James E. Moylan, Jr.
Name: James E. Moylan, Jr.
Title: Senior Vice President of Finance and Chief Financial Officer

Signature Page to U.S. Pledge Agreement

Accepted and Agreed to:

BANK OF AMERICA, N.A., as Collateral Agent and Pledgee

By:	/s/ John M. Olsen
Name: John M. Olsen
Title: Senior Vice President

Signature Page to U.S. Pledge Agreement

Page
1. SECURITY FOR OBLIGATIONS	1

2. DEFINITIONS	2

3. PLEDGE OF SECURITIES, ETC.	6

4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC.	13

5. VOTING, ETC., WHILE NO EVENT OF DEFAULT OR SPECIFIED DEFAULT	13

6. DIVIDENDS AND OTHER DISTRIBUTIONS	13

7. REMEDIES IN CASE OF AN EVENT OF DEFAULT	14

8. REMEDIES, CUMULATIVE, ETC.	15

9. RECEIVER’S POWERS	16

10. ULC SHARES	16

11. APPLICATION OF PROCEEDS	17

12. PURCHASERS OF COLLATERAL	18

13. INDEMNITY	18

14. PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER	18

15. FURTHER ASSURANCES; POWER-OF-ATTORNEY	19

16. THE PLEDGEE AS COLLATERAL AGENT	19

17. TRANSFER BY THE PLEDGORS	19

18. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS	20

19. LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY); JURISDICTION OF ORGANIZATION; LOCATION; ORGANIZATIONAL IDENTIFICATION NUMBERS; FEDERAL EMPLOYER IDENTIFICATION NUMBERS; CHANGES THERETO; ETC.	21

20. PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC.	22

21. SALE OF COLLATERAL WITHOUT REGISTRATION	23

(i)

(continued)

(continued)

Page

EXHIBIT A		PLEDGE AGREEMENT SUPPLEMENT

ANNEX A	-	SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY), JURISDICTION OF ORGANIZATION, LOCATION, ORGANIZATIONAL IDENTIFICATION NUMBERS AND FEDERAL EMPLOYER IDENTIFICATION NUMBERS

ANNEX B	-	SCHEDULE OF SUBSIDIARIES

ANNEX C	-	SCHEDULE OF STOCK

ANNEX D	-	SCHEDULE OF NOTES

ANNEX E	-	SCHEDULE OF LIMITED LIABILITY COMPANY INTERESTS

ANNEX F	-	SCHEDULE OF PARTNERSHIP INTERESTS

ANNEX G	-	SCHEDULE OF CHIEF EXECUTIVE OFFICES

ANNEX H	-	FORM OF AGREEMENT REGARDING UNCERTIFICATED SECURITIES